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                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Eugene V. N. Bissell, Chief Executive Officer, and I, Michael J. Cuzzolina, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Registrant"), hereby certify that to our knowledge:

      (1) The Registrant's periodic report on Form 10-Q for the period ended June 30, 2005 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                     * * *

CHIEF EXECUTIVE OFFICER                                 CHIEF FINANCIAL OFFICER

/s/ Eugene V. N. Bissell                                /s/ Michael J. Cuzzolina
------------------------                                ------------------------
Eugene V. N. Bissell                                    Michael J. Cuzzolina

Date: August 5, 2005                                    Date: August 5, 2005